UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2011

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717		15230-0717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Calgon Carbon Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to their Current Report on Form 8-K, which was originally filed on May 3, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the advisory (non-binding) vote on the frequency of stockholder votes on executive compensation.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 29, 2011, the Company’s stockholders cast the highest number of votes for voting on an annual basis, compared to every two or three years, with regard to the advisory (non-binding) vote on the frequency of stockholder votes on executive compensation.

Based on these results and consistent with the previous recommendation of the Governance Committee of the Board of Directors of the Company (the “Governance Committee”), the Governance Committee, discharging the responsibility of the Board of Directors pursuant to its Charter, has determined by unanimous written consent dated June 6, 2011, consistent with its prior recommendation and the vote of the Stockholders of the Company, that the advisory vote on executive compensation should occur on an annual basis until the next required advisory (non-binding) vote on the frequency of such votes on executive compensation occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: June 28, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary